UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Cascade Natural Gas Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Text of email communication from David Stevens, President and Chief Executive Officer of Cascade Natural Gas Corporation, to Cascade employees:

As each of you are aware, we signed a definitive merger agreement with MDU Resources Group, Inc. this month.  The merger is contingent upon Cascade shareholder approval and various regulatory approvals.  We have been diligently working on these items, but wanted you to know you should not expect to see much happen for a few months.

We need to call a special meeting of the Cascade shareholders to approve the merger.  As part of that process, the Company needs to prepare and file a proxy statement explaining the proposed transaction in detail with the Securities and Exchange Commission (SEC) for their review and approval.  We are hopeful we can file the proxy with the SEC in the next couple of weeks.  We will then work with the SEC to receive their approval of the proxy.  We will also set a record date for share ownership relating to voting in the Cascade shareholder approval vote. The likely time frame for a shareholder vote would be during the month of October.

Assuming we receive shareholder approval, MDU will file for approval of the merger with the Washington Utilities and Transportation Commission (WUTC) and the Oregon Public Utility Commission (OPUC).  These approvals will take a number of months.

Each of us need to remain focused on our day to day jobs and ensuring we continually work to improve Cascade.  If you have any questions, please submit them as we previously indicated.  Thanks for your continued support.  David

If you are also a shareholder of the company, we urge you to read the proxy statement when it becomes available because it will contain important information. Investors may obtain free copies of the proxy statement and any other relevant materials (when they are available) at the SEC’s web site at http://www.sec.gov or by directing a request to:  Corporate Secretary, Cascade Natural Gas Corporation, 222 Fairview Avenue North, Seattle, Washington, 98109.  Cascade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cascade’s shareholders with respect to the merger. You may obtain information about our executive officers and directors in the proxy statement for our 2006 annual shareholder meeting, filed with the SEC on January 9, 2006, and in the proxy statement for the merger when it becomes available.